UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2013

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 2, 2013, Genuine Parts Company (NYSE: GPC) announced that it has completed the purchase of the remaining 70% stake of Exego Group for approximately $650 million (US$) in cash and the assumption of approximately $160 million (US$) in net debt, effective April 1, 2013. The purchase was financed using a combination of cash on hand and borrowings under existing credit facilities. The Company had previously purchased a 30% stake in the Exego Group on January 1, 2012, and had announced the pending agreement to acquire the remaining shares on March 11, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with its acquisition of the remaining 70% stake of Exego Group described in Item 2.01 of this Current Report, the Company borrowed approximately $400 million between February 8, 2013 and April 1, 2013 under its existing Syndicated Credit Facility Agreement. The approximate $400 million of borrowings will be governed by the terms of the Syndicated Credit Facility Agreement, which are described in greater detail in the Company’s Current Report on Form 8-K dated September 11, 2012 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of a press release of Genuine Parts Company, dated April 2, 2013. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated April 2, 2013

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

April 2, 2013	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 2, 2013